UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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MTC TECHNOLOGIES, INC.

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On January 31, 2008, MTC Technologies, Inc. (which is referred to as MTC) posted the following Frequently Asked Questions document on its intranet SharePoint site for the benefit of MTC employees.

Frequently Asked Questions

1-31-08

General:	The acquisition of MTC by BAE Systems was announced on December 21, 2007. The agreement still has to undergo regulatory and shareholder approval before the deal can be closed. This process is expected to conclude in the first half of 2008, however, until it does, all MTC policies and procedures (including employee benefits) remain in effect. We essentially have to continue on a business as usual approach (independent from BAE Systems) until closing does occur. Because of this, we have only limited information related to what will occur after closing, however, there will be planning activities performed in conjunction with BAE Systems that will involve counterparts at MTC. The Q&A’s that follow represent composites of the questions we have received and address the timeframe between now and when the agreement with BAE Systems is closed.

Q:	What does the announcement mean in plain language?

A:	BAE Systems has offered to buy all of MTC’s shares of stock (and therefore the entire company) for $24 a share. There are several filings that need to be made with the SEC and DoD in order to complete the sale. Because the BAE Systems parent company, BAE Systems plc, is foreign owned, there are additional filings that must be approved. Once all of the filings have been approved by their respective agencies, a closing date can be scheduled. On that day, the formal documents will be signed and the funds will be transferred. Day 1 ceremonies will all be scheduled very soon thereafter to celebrate switching us from MTC to BAE Systems.

Q:	What is the impact on our customers and subcontractors?

A:	All of our customers and subcontractors are in the process of being advised of the merger. In conjunction with our customers, we are trying to identify any conflicts of interest that will exist after the merger is completed.

Q:	What is the process from this point? Is there a time table for the coming events?

A:	BAE Systems and MTC senior management are working together to identify and plan for activities that need to be completed prior to closing. We will let everyone know when events will occur as best we can.

Q:	How will our benefits be changing? When will this information be communicated to us?

A:	We expect to continue under the current MTC plans for the rest of 2008 and should receive information on BAE Systems policies after closing.

Q:	I am currently 40% vested in my 401k. If my position were to be included as part of an acquisition-related RIF, will I become fully vested at that time or will I remain at only 40%? What happens to our MTC Stock that we have in our 401K, now that we have been purchased by BAE Systems. Is there some action we need to take to change it or do we leave it alone?

A:	Participants in the MTC 401(k) are 100% vested in their contributions to the 401(k), such as the amount deferred from pay, voluntary (after tax), and rollover contributions. Vesting in all other contributions (including the company match) follows a vesting schedule. You will continue to have the same vesting percentages in your 401(k) accounts after the acquisition by BAE as you did before the acquisition. A reduction in force (RIF) will not affect your vesting percentages. All MTC shares of stock held in your 401(k) account will be paid for at the acquisition price of $24 per share. The cash resulting from the sale of the shares will go into your 401(k) account and will be allocated initially to the age-appropriate Principal LifeTime fund. After the initial allocation, you will be able to change the allocation to other investment options within the MTC 401(k) portfolio. No action is required by you at this time.

Q:	Does BAE intend to eliminate our functional staff?

A:	During a 100 day transition period, managers from BAE Systems and MTC will be studying the business and determining the optimal organization structure to best serve our customers and provide marketplace growth. Functional staff will still be needed to support the nearly 3000 employees they are acquiring with the purchase of our company.

Q:	What can we expect in terms of re-branding? Obviously this will mean new signs, business cards, letterhead, etc.? What is the timeline for this?

A:	The rebranding plans and policies are being discussed as part of the integration planning activity. BAE Systems has expressed a desire to change all of our signs, business cards, and stationary over immediately after closing.

Q:	How is this better for our customers and employees?

A:	All of us in MTC would become part of a much larger company with resources, offices, and existing customers well beyond what we currently have. The products and services we offer through PSG and MSG do not exist for the most part in BAE Systems. That is why they are interested in buying MTC. Our customers will have broader access to a much larger corporation, with greater products and services to offer.

BAE Systems has long been recognized as a leading provider of technical services and system integration, modernization and sustainment for the U.S. Navy. MTC Technologies’ similar expertise in supporting U.S. Air Force and U.S. Army programs will create an organization positioned to bring proven capabilities to a broader spectrum of customers. Also, the two companies are culturally very complementary: both are customer-focused, process-oriented professional services companies, with skilled and dedicated workforces.

Q:	When will we see BAE Systems policies and procedures?

A:	We do not expect to see many of the BAE Systems policies and procedures until after closing. This is to protect both companies in case the deal should not go through for some reason. Remember, for the most part, your benefits and work practices will not change immediately. Those items that will change will include the Operational Framework. This is the guidebook for all BAE Systems practices worldwide. Managers will receive training and other information about the Operational Framework after the acquisition is completed.

Q:	Who are my counterparts at BAE Systems that I should be dealing with?

A:	We are in the process of developing a counterparts list with BAE Systems. For the time being, to prevent disruption of business until the deal is closed, communications will be limited to the MTC Integration Team.

Q:	Can we talk with BAE Systems people about business issues?

A:	Other than in the normal course of business, we can not discuss business issues, strategies, joint proposals, or finances until the deal is closed. This is driven by federal law to protect the integrity of both companies up to the point where the deal is consummated.

Q:	Will MTC be administering its merit increase and bonus processes in 2008?

A:	Yes, MTC will be administering its regular compensation processes for 2007 performance and through closing.

Q:	What will happen to my MTC Technologies e-mail after we close and are assigned BAE addresses? Will my old e-mail go away?

A:	Inbound e-mail to your mtctechnologies.com or mtifwb.com e-mail addresses will continue to be accepted. Currently, the plan is to have messages that are sent by you to have a baesystems.com address starting immediately after closing. No old e-mail will be deleted.

Forward-Looking Statements

This document contains forward-looking statements, which involve a number of risks and uncertainties. MTC cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of MTC shareholders to approve the transaction; the risk that the acquisition may not be completed in the time frame expected by the parties; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in MTC’s filings with the SEC, which are available at the SEC’s web site, http://www.sec.gov. MTC disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information

In connection with the proposed transaction with BAE Systems, Inc., MTC filed a definitive proxy statement with the SEC on January 30, 2008. INVESTORS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You can obtain the proxy statement, as well as other filings containing information about MTC, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by MTC with the SEC can also be obtained, free of charge, by directing a request to MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Corporate Secretary.

Participants in the Solicitation

The directors and executive officers of MTC and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MTC’s directors and executive officers is available in its Form 10-K filed with the SEC on March 13, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC. Investors should read the proxy statement carefully before making any voting or investment decisions.